As filed with the Securities and Exchange Commission on November 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOGMEIN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

2009 Stock Incentive Plan, as amended and restated

(Full Title of the Plan)

William R. Wagner

President & Chief Executive Officer

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

(Name and Address of Agent For Service)

(781)-638-9050

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,600,000 shares	$88.12 (2)	$140,992,000 (2)	$16,340.97

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low sale prices of the registrant’s Common Stock on the NASDAQ Global Select Market on October 27, 2016.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 1,600,000 shares of the registrant’s common stock, $0.01 par value per share, to be issued under the 2009 Stock Incentive Plan, as amended and restated to date. This registration statement incorporates by reference:

•	The registrant’s registration statements on Form S-8, File No. 333-162664, File No. 333-165668, File No. 333-169884, File No. 333-193696, File No. 333-202733 and File No. 333-208373 as filed by the registrant with the Securities and Exchange Commission on October 26, 2009, March 24, 2010, October 12, 2010, January 31, 2014, March 13, 2015 and December 7, 2015 respectively;

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 19,2016;

•	The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on April 29, 2016, July 27, 2016 and October 28, 2016;

•	The Registrant’s Current Report on Form 8-K/A filed with the SEC on December 23, 2015 and the Registrant’s Current Reports on Form 8-K filed with the SEC on January 8, 2016, January 27, 2016, February 4, 2016, March 24, 2016, April 28, 2016, May 26, 2016, July 26, 2016 (except with respect to Item 2.02 thereof), July 26, 2016, as amended by the Current Report on Form 8-K/A filed with the SEC on July 28, 2016, September 26, 2016 and October 27, 2016;

All documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 2nd day of November, 2016.

LOGMEIN, INC.

By:	/s/ William Wagner
William R. Wagner President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of LogMeIn, Inc., hereby severally constitute and appoint William R. Wagner, Edward K. Herdiech and Michael J. Donahue, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LogMeIn, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William R. Wagner William R. Wagner	President, Chief Executive Officer and Director (Principal executive officer)	November 2, 2016

/s/ Edward K. Herdiech Edward K. Herdiech	Chief Financial Officer (Principal financial and accounting officer)	November 2, 2016

/s/ Steven J. Benson Steven J. Benson	Director	November 2, 2016

/s/ Steven G. Chambers Steven G. Chambers	Director	November 2, 2016

/s/ Michael J. Christenson Michael J. Christenson	Director	November 2, 2016

/s/ Edwin J. Gillis Edwin J. Gillis	Director	November 2, 2016

/s/ Gregory W. Hughes Gregory W. Hughes	Director	November 2, 2016

/s/ Marilyn Matz Marilyn Matz	Director	November 2, 2016

/s/ Michael K. Simon Michael K. Simon	Director	November 2, 2016

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

4.3(1)	Specimen Certificate evidencing shares of common stock

5	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)

99(2)	2009 Stock Incentive Plan, as amended and restated

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148620), and incorporated herein by reference.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 26, 2016 (File No. 001-34391).